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                      AMENDMENT TO PARTICIPATION AGREEMENT
                           DATED AS OF APRIL 25, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY,

                        VAN KAMPEN LIFE INVESTMENT TRUST,

                             VAN KAMPEN FUNDS INC.,

                                       AND

                        VAN KAMPEN ASSET MANAGEMENT INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, Van Kampen Life Investment Trust, Van Kampen Funds Inc., and Van Kampen Asset Management Inc. entered into a Fund Participation Agreement on April 25, 2000, and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and            Form Numbers and Names of Contracts
Date Established by Board of Directors  Funded by Separate Account
--------------------------------------  --------------------------

Separate Account VA-P (10/27/94)        Pioneer Vision             A3025-96
                                        Pioneer C-Vision           A3027-98
                                        Pioneer XtraVision         A3028-99
                                        Pioneer No-Load            A3031-99

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.



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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 19, 2000.

                         ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                         By:      /s/ Richard M Reilly___________
                                  Richard M. Reilly, Vice President

                         VAN KAMPEN LIFE INVESTMENT TRUST

                         By:      _/s/ Stephen L Boyd__________________
                                  Stephen L. Boyd, Executive Vice President

                         VAN KAMPEN FUNDS INC.

                         By:      _/s/ Patrick Woelfel________________
                                  Patrick Woelfel, Senior Vice President

                         VAN KAMPEN ASSET MANAGEMENT INC.

                         By:      _/s/ Stephen L Boyd__________________
                                  Stephen L. Boyd, Executive Vice President